Exhibit 99.1

Press Release

Contact:	Robert Dekker
302-996-8843
robert.dekker@chemours.com

The Chemours Company Announces Launch of Senior Notes Offering

WILMINGTON, Del., April 23, 2015 – The Chemours Company (“Chemours”) announced today the offering, subject to market and other conditions, of approximately $2,125 million aggregate principal amount of senior unsecured dollar-denominated Notes and €350 million aggregate principal amount of senior unsecured Euro-denominated Notes (together, the “Notes”). Chemours is a wholly owned subsidiary of E. I. du Pont de Nemours and Company (“DuPont”).

The Notes offering is being launched by Chemours in anticipation of the DuPont proposed pro rata distribution of Chemours common stock to its stockholders (the “Separation”), and of Chemours’ expected distribution of approximately $4,000 million to DuPont prior to the Separation, as more fully described in Chemours’ information statement filed as Exhibit 99.1 to its amended Registration Statement on Form 10 filed by Chemours with the Securities and Exchange Commission (the “SEC”) on April 21, 2015.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer or sale would be unlawful.

After the Separation from DuPont, Chemours will be an independent, publicly traded company and a global provider of performance chemicals through three reporting segments: Titanium Technologies, Fluoroproducts and Chemical Solutions. Chemours delivers customized solutions with a wide range of industrial and specialty chemical products for markets including plastics and coatings, refrigeration and air conditioning, general industrial, mining and oil refining. Principal products include titanium dioxide, refrigerants, industrial fluoropolymer resins and a portfolio of industrial chemicals including sodium cyanide and sulfuric acid. Chemours, based in Wilmington, Delaware, has approximately 9,100 employees and 37 production facilities in 12 countries, and serves more than 5,000 customers worldwide.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.

Forward-Looking Statements

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about growth strategies, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those projected in any such forward looking statements are: (i) risks related to the anticipated timing of the Separation and the Notes offering, (ii) risks that the conditions to the Separation, including the Notes offering and related financing transactions, are not satisfied, (iii) the use of proceeds from the Notes offering and (iv) additional factors described in DuPont’s and Chemours’ filings with the SEC. Neither DuPont nor Chemours undertakes any duty to update such forward-looking statements as a result of future developments or new information.

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4/23/15